Exhibit 25.1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) ☑

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

N/A	95-3571558
(Jurisdiction of incorporation	(I.R.S. Employer
if not a U.S. national bank)	Identification No.)

700 South Flower Street, Suite 500	90017
Los Angeles, CA	(Zip code)
(Address of principal executive offices)
Robert J. Sussman, Esq.
Legal Department
c/o The Bank of New York Mellon
One Wall Street, 29th Floor
New York, NY 10286
(212) 635-1889
(Name, address and telephone number of agent for service)

INTERSTATE BAKERIES CORPORATION
(Exact name of obligor as specified in its charter)

Delaware	43-1470322
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

12 East Armour Boulevard	64111
Kansas City, Missouri	(Zip code)
(Address of principal executive offices)

5% Secured Convertible PIK-Election Series A Notes due 2018
and Subsidiary Guarantees thereof
5% Secured Convertible PIK-Election Series B Notes due 2018
and Subsidiary Guarantees thereof
(Title of the indenture securities)

SCHEDULE OF GUARANTORS
The mailing address for each of the Guarantors is: c/o Interstate Bakeries Corporation, 12 East Armour Boulevard, Kansas City, Missouri 64111.

	Jurisdiction of	I.R.S. Employer
Name of Subsidiary	Formation/Incorporation	Identification Number
IBC Services, LLC	Missouri	02-0723639
Interstate Brands Corporation	Delaware	44-0296705
IBC Sales Corporation	Delaware	02-0723634
IBC Trucking, LLC	Delaware	43-1828328
Baker’s Inn Quality Baked Goods, LLC	Delaware	Disregarded Entity
New England Bakery Distributors, L.L.C.	Connecticut	Disregarded Entity
Armour and Main Redevelopment Corporation	Missouri	43-1790536

Item 1. General Information.
Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C. 20219

Federal Reserve Bank, San Francisco, California 94105

Federal Deposit Insurance Corporation, Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
Item 2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
Items 3 through 15.
Not applicable as the trustee does not act as trustee under any other indenture of the obligor.
Item 16. List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-135006)

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-135006).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-135006).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-135006).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois on the 3rd day of November, 2008.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Mary Callahan
Name: Mary Callahan
Title: Vice President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business June 30, 2008, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,964
Interest-bearing balances	0

Securities:
Held-to-maturity securities	35
Available-for-sale securities	295,737
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	34,400
Securities purchased under agreements to resell	90,123
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	12,357
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable
Intangible assets:
Goodwill	876,153
Other Intangible Assets	286,743
Other assets	140,067

Total assets	$1,737,579

Dollar Amounts
in Thousands
LIABILITIES

Deposits:
In domestic offices	1,406
Noninterest-bearing	1,406
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	218,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	132,014
Total liabilities	352,111
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	262,078
Accumulated other comprehensive income	870
Other equity capital components	0
Total equity capital	1,385,468

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	1,737,579

     I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     Karen Bayz      )      Vice President
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, Vice President )	Directors (Trustees)
William D. Lindelof, Vice President )